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                                                                    EXHIBIT 10.1







                                 LEASE AGREEMENT


                                 By and Between


         Medical Society of New Jersey, a New Jersey private non-profit
                            Corporation, as Landlord,


                                       And


          New Jersey State Medical Underwriters, Inc., a corporation of the State of New Jersey, as Tenant.






                          Dated: as of October 1, 2000

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                                TABLE OF CONTENTS
                                -----------------

ARTICLE                                                                   PAGE
-------                                                                   ----

1       DEMISE AND PREMISES                                                 1
2       TERM                                                                1
3       RENT AND PAYMENT                                                    1
4       TAXES AND ASSESSMENTS, OPERATING COSTS                              2
5       INSURANCE                                                           3
6       RENEWAL TERMS AND BASIC RENT                                        5
7       COMMON AREAS                                                        6
8       LIEN OF LANDLORD                                                    7
9       MECHANIC'S OR CONSTRUCTION LIENS                                    7
10      ALTERATIONS                                                         7
11      REPAIRS; COMPLIANCE WITH LAWS                                       9
12      DAMAGE TO PREMISES                                                  10
13      EMINENT DOMAIN                                                      11
14      NOTICES                                                             13
15      MEMORANDUM OF LEASE                                                 13
16      USE                                                                 14
17      ASSIGNMENT, SUBLETTING, ETC.                                        14
18      LANDLORD'S WARRANTY                                                 15
19      SUBORDINATION                                                       15
20      RIGHT OF FIRST REFUSAL                                              15
21      INDEMNIFICATION                                                     16
22      DEFAULTS AND REMEDIES                                               17
23      BANKRUPTCY                                                          18
24      UTILITIES; OTHER SERVICES                                           18
25      ACCESS TO PREMISES                                                  19
26      SIGNS                                                               20
27      BROKERAGE                                                           20
28      QUIET ENJOYMENT                                                     20
29      RESERVED                                                            20
30      ATTORNMENT                                                          20
31      END OF TERM                                                         21
32      GENERAL PROVISIONS                                                  21
33      LANDLORD'S DEFAULT AND TENANT'S REMEDIES                            23
34      ESTOPPEL CERTIFICATES                                               23
35      PARKING                                                             24
36      ENVIRONMENTAL PROVISION                                             24


                                       (i)

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

      THIS LEASE, dated as of the First day of October, 2000, between MEDICAL SOCIETY OF NEW JERSEY, a private non-profit corporation (hereinafter designated as "Landlord"), with an office located at Two Princess Road, Lawrenceville, New Jersey 08648 and NEW JERSEY STATE MEDICAL UNDERWRITERS, INC., a corporation of the State of New Jersey (hereinafter designated as "Tenant") with an office at Two Princess Road, Lawrenceville, New Jersey 08648.



                              W I T N E S S E T H:


                                    ARTICLE 1

                               DEMISE AND PREMISES

      Section 1.1 DEMISE AND PREMISES. Landlord represents that it is the owner in fee simple of the land and building, consisting of an aggregate of 71,733 square feet of rentable space, located at Two Princess Road, Lawrenceville, New Jersey 08648 (collectively, the "Complex"). Landlord does hereby demise and lease to Tenant, and Tenant does hereby take and hire from Landlord, those premises described as 22,289 square feet of office space, and 1,568 square feet of warehouse space on the first floor and 20,930 square feet of office space on the second floor of the Complex as shown on EXHIBIT A attached hereto and made a part hereof (which demised premises shall hereinafter be referred to as the "Premises"), which Premises constitute a part of the building which makes a part of the Complex, together with the right of Tenant to further use the Common Areas (as defined herein), in common with the other tenants of the Complex, and specifically including but not limited to the meeting/conference rooms, kitchen facilities and dining areas located on the first floor of the Complex driveways, parking lots and all common entrances, and hallways, which service the Premises).

      TO HAVE AND TO HOLD for the Term, as defined herein, and subject to the terms, covenants and conditions herein contained, which each of the parties hereto expressly covenants and agrees to keep, perform and observe.


                                    ARTICLE 2

                                      TERM

      Section 2.1 TERM. The term of this Lease (herein the "Term") shall be for a period of three (3) years commencing on October 1, 2000 (the "Commencement Date") and terminating on September 30, 2003, or such later date(s) to which this Lease may be extended in accordance with the terms hereof (the "Termination Date").

                                       1

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                                    ARTICLE 3

                                RENT AND PAYMENT

      Section 3.1 RENT DURING TERM ("BASIC RENT"). Landlord reserves and Tenant covenants to pay to Landlord, without demand or notice, and without any set-off or deduction (except as herein specifically set forth), a basic annual rental (herein the "Basic Rent") of $752,181.85 for each year of the Term of this Lease, payable, in advance, on the first day of each and every month, in monthly installments of $62,681.82. The Basic Rent is calculated at $17.15 per square foot for the office space and $7.00 per square foot for the warehouse space.

      Section 3.2 PAYMENT OF RENT. The Basic Rent and all additional rents and monies payable to Landlord under this Lease shall be paid at the above address of Landlord or at such other address as may be specified by Landlord from time to time by written notice given to Tenant.

      Section 3.3 SURVIVAL OF LEASE OBLIGATIONS. Any obligation of Tenant for payment of Basic Rent and additional rent hereunder (collectively referred to as "Rent") which shall have accrued with respect to any period during the Term or any Renewal Term (as defined herein) shall survive the expiration or termination of this Lease. Any obligation of Landlord for any payments or reimbursements to be made by Landlord hereunder which shall have accrued with respect to any period during the Term or any Renewal Term or upon the termination thereof shall survive the expiration or termination of this Lease.

      Section 3.4 PRORATION. If the Commencement Date is other than the first day of a calendar month, then the monthly installment of Basic Rent for the calendar month in which the Commencement Date occurs shall be prorated on a per diem basis and Tenant shall receive an appropriate credit therefor against the next installment of Basic Rent coming due therefor. Basic Rent for the month in which the Lease terminates shall similarly be prorated in such event. Additional rent under this Lease shall also be prorated in such instances.


                                    ARTICLE 4

                             TAXES AND ASSESSMENTS

      Section 4.1 REAL ESTATE TAXES AND ASSESSMENTS. Landlord is responsible for and shall timely pay all Real Property Taxes (as defined hereinbelow) and assessments relative to the Complex of which the Premises form a part. Upon information and belief, Landlord represents that the sewer usage fee is included in the Real Property Taxes. Notwithstanding the foregoing, as additional rent hereunder, Tenant shall be responsible for Tenant's Proportionate Share of Real Property Taxes (as such term is defined hereinbelow) and governmental assessments (whether special, for improvements, or otherwise, levied or assessed against the Complex). Landlord shall furnish to Tenant, no later than thirty
(30) days prior to the date Real Property Taxes and assessments are due, an invoice for Tenant's



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Proportionate Share thereof, in which event Tenant shall pay to Landlord such
Proportionate Share no later than ten (10) days before same becomes due.

      Section 4.2 DEFINITION. The term "Real Property Taxes" means all real estate taxes currently in existence on the Complex, which upon information and belief, Landlord represents to be in the current amount of $172,249 for the 2000 tax year, together with any and all such real estate taxes which shall be levied, assessed, imposed, become due and payable, or become a lien upon, or arise in connection with the use, occupancy or possession of, the land or building thereunder, whether general, special ordinary or extraordinary, seen or unforeseen. Nothing in the preceding sentence shall be construed to include municipal, state or federal income taxes; corporate franchise taxes; estate, inheritance transfer or legacy taxes; or other municipal, state or federal succession or gift taxes imposed upon the Landlord; or any transfer taxes, mortgage taxes, deed stamps or recording taxes; provided, however, that, if at any time during the Term, or any Renewal Term, the method of taxation prevailing at the Commencement Date shall be altered so that in lieu of the whole or any part of the Real Property Taxes, as hereinabove defined, there shall be levied, assessed or imposed any franchise, rental, capital stock, use and occupancy or other tax against Landlord or any owner of the building or the land thereunder specifically in lieu of Real Property Taxes, such tax shall be included in the term "Real Property Taxes" for the purposes of this Lease, to the extent that such tax would be payable if the Complex were the sole commercial real estate owned by the Landlord subject to such tax and provided further, that no such levy, assessment or imposition shall be deemed to be "in lieu of Real Property Taxes" unless same are levied, assessed or imposed on only owners of fee interests in real property.

      Section 4.3 APPORTIONMENT DURING FIRST AND LAST YEAR OF TERM. The amount of Real Property Taxes and assessments payable by Tenant during any partial calendar year during the Term shall be apportioned between Landlord and Tenant in accordance with the portion of the tax year within the Term or Renewal Term and shall be based upon the Real Property Taxes and assessments payable for the entire year in question.

      Section 4.4 RIGHT TO CONTEST. Landlord and Tenant agree that in the event that either party determines that any tax or assessment placed against the Premises or the Complex is excessive both parties shall consider a protest or contest of the validity or amount thereof, and, provided that the parties, acting reasonably, determine to conduct such protest or contest, the cost thereof shall be borne equally by the parties. Landlord and Tenant agree that each shall cooperate in any such protest or contest and shall execute such documents as may be reasonably required in connection therewith. Pending the determination of any such protest or contest, Landlord and Tenant shall each continue to pay, as and when same become due, Real Property Taxes and assessments and Tenant's Proportionate Share of same, respectively, levied. Upon the final determination of any such protest or contest, Tenant shall be responsible for Tenant's Proportionate Share of the total amount


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finally levied or assessed against the Complex and shall be entitled to Tenant's
Proportionate Share of any refunds on account of amounts previously paid by Tenant under the provisions of this Lease.

      Section 4.5 TENANT'S RIGHT TO PAY TAXES. In the event Tenant becomes aware of Landlord's delinquency in the payment of Real Property Taxes and/or assessments, Tenant may, upon thirty (30) days' written notice to Landlord during which period Landlord shall have the opportunity to cure, pay such amounts whereupon Tenant shall have a right of set-off against future installments of Basic Rent due Landlord under this Lease equal to the amounts so paid.

      Section 4.6 TENANT'S PROPORTIONATE SHARE. For purposes hereof, the Tenant's Proportionate Share shall be based upon a fraction whose numerator is the total square feet of the Premises and whose denominator is the total square feet of space at the Complex. Landlord represents that the Premises consist of 44,787 square feet and that the Complex consists of 71,733 square feet of space, such that Tenant's Proportionate Share is 62% ("Proportionate Share"). In the event that the Complex should be expanded such that the amount of space at the Complex shall be increased, Tenant's Proportionate Share shall be recalculated using the fraction hereinabove stated.


                                    ARTICLE 5

                                   INSURANCE

      Section 5.1 TENANT'S INSURANCE. Throughout the Term and any Renewal Term, Tenant shall, at its own cost and expense:

(1) obtain and maintain in force Worker's Compensation Insurance as required by law;

(2) maintain public liability insurance covering the Premises in minimum limits of Two Million Dollars ($2,000,000) per accident or occurrence and One Million Dollars ($1,000,000) aggregate for personal liability and One Million Dollars ($1,000,000) for property damage, which insurance shall name Landlord and the holder(s) of any mortgage(s) affecting the Premises as additional insureds thereunder and which insurance shall provide for deductibles in amounts reasonably satisfactory to Landlord; and

(3) maintain fire and extended coverage on Tenant's personal property on the Premises and on any leasehold improvements which may be placed on or affixed to the Premises by Tenant.

      Section 5.2 POLICIES. Tenant shall at all times during the Term and any Renewal Term maintain in full force and effect and on deposit at Landlord's office a certificate of insurance or a duplicate original of any insurance policy required hereunder to be maintained by Tenant, together with evidence of payment of premium. If Tenant shall default in


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maintaining such insurance, Landlord may, at its option and without waiving any of Landlord's rights hereunder or releasing Tenant from any obligation hereunder, after giving Tenant fifteen (15) days' prior written notice to Tenant during which period Tenant has failed to cure such default, procure such insurance, and Tenant shall within ten (10) days of notice, reimburse Landlord, as additional rent, for the cost thereof.

      Section 5.3 LANDLORD'S INSURANCE. Subject to the provisions herein below, Landlord shall maintain, at its expense fire and extended coverage insurance on the Complex, including the Premises, in form and substance acceptable to Landlord and consistent with standards of reasonably prudent owners of similar commercial property. Landlord represents that Landlord's current fire and extended coverage insurance on the Complex is in an amount no less than the replacement cost therefor and Landlord shall continue throughout the Term of this Lease, and any Renewal Terms, to maintain insurance coverage in an amount equal to no less than replacement cost, which insurance shall provide for such deductibles as a reasonably prudent owner of similar commercial property would deem appropriate. Landlord may maintain all such insurance required hereby under a "blanket" policy or policies. All policies shall name Landlord as the insured, and any mortgagee, as the interest of such mortgagee may appear.

      Section 5.4 TENANT'S USE. Tenant shall only keep such materials and supplies at the Premises as are within the customary expectations of its contemplated use for the Premises as set forth herein. Tenant shall not keep anything in the Premises or the Complex, either in violation of this Lease or as a result of a permitted change in Tenant's use hereunder except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction (collectively, the "Fire Authorities"), and then only in such manner and quantity so as not to increase the premium for Landlord's insurance applicable at such time or any time thereafter. In the event of a change in the requirements of the Fire Authorities relative to Tenant's manner of use or of a change in Tenant's permitted use of the Premises, notwithstanding Landlord's consent thereto in accordance herewith, Tenant shall comply with any such change in the requirements of the Fire Authorities and in no such event shall use the Premises in any manner which will increase the rate for any insurance of the Complex or any property located therein over that in effect at such time, nor shall Tenant use or occupy the Premises or suffer or permit the Premises or any part thereof to be used in any manner which would make void or voidable any insurance policy then in force with respect to the Complex or any part thereof.

      Section 5.5 WAIVER OF SUBROGATION. Landlord hereby releases Tenant from liability for damage or destruction to the land and improvements in the Complex, and Tenant hereby releases Landlord from liability for damage or destruction to any of its personal property or leasehold improvements, provided, however, that such releases shall be in force and effect only in respect of damage or destruction covered by standard policies of fire insurance with extended coverage (as maintained by the Tenant

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and/or Landlord pursuant to this Lease), and such waivers shall be in effect solely to the extent of proceeds under any said policy. Tenant and Landlord shall each cause any policies of insurance maintained by it with respect to the Premises and the personal property contained therein or appurtenant thereto and with respect to the improvements in the Complex, to contain a waiver by the insurers of any rights of subrogation. In the event that there is an extra premium for such waiver, the party benefitted by it shall bear the cost.


                                    ARTICLE 6

                          RENEWAL TERMS AND BASIC RENT

      Section 6.1 RENEWAL TERMS. Provided Tenant shall not be in default, beyond all applicable notice and cure periods, in the performance of any of the terms, covenants and conditions of this Lease on Tenant's part to be kept, observed or performed, in each case, at the time hereinafter specified for Tenant to exercise each option and at the time commencement of the respective Renewal Terms (as hereinafter defined), Tenant shall have the right to renew the Lease for a term of two (2) years, commencing on the first day of October, 2003 and terminating at midnight on September 30, 2005 (the "First Renewal Term"), and thereafter for a term of three (3) years commencing on the first day of October, 2005 and terminating at midnight on September 30, 2008 (the "Second Renewal Term") (the First Renewal Term and the Second Renewal Term are sometimes hereinafter referred to collectively as the "Renewal Terms").

      Section 6.2 TENANT'S EXERCISE OF RENEWAL OPTION. In the event that Tenant elects to exercise its renewal option granted herein, Tenant shall notify Landlord in writing ("Tenant's Notice"), in accordance with the notice provision in Article 14 of this Lease no later than four (4) months prior to the expiration of the Term or the First Renewal Term, that Tenant intends to exercise a renewal option.

      Section 6.3     BASIC RENT FOR RENEWAL TERMS.

(1) Subject to the provisions and conditions set forth in subparagraph (2) below, Basic Rent for the First Renewal Term shall be $788,918.00 per year payable in equal monthly installments of $65,743.16 calculated at $18.00 per square foot for the office space and $7.00 per square foot for the warehouse space, and for the Second Renewal Term, $832,137.00 per year payable in equal monthly installments of $69,344.75 calculated at $19.00 per square foot for the office space and $7.00 per square foot for the warehouse space.

(2) Notwithstanding paragraph 6.3(1), in the event, in the reasonable opinion of Tenant, the Complex, at the time of Tenant's exercise of its First or Second Renewal option, as applicable,(i) does not meet all applicable requirements of the building code or, subcode or (ii) requires such repairs and/or replacements to those areas and items that are the responsibility of Landlord pursuant to Section 11.1 herein, then Tenant shall have the right to include in its exercise of option

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a demand (the "Demand Notice") that either (i) the Landlord agree to immediately commence and diligently proceed to completion, the work necessary to bring the Complex up to code and/or render such required repairs or replacements; or (ii) that the Basic Rent and all other charges due Landlord for the applicable
Renewal Term be off-set by an amount equal to the total cost to bring the Complex into compliance with the applicable code(s) and/or to make the necessary repairs/or replacements including all costs associated therewith. In the event, Tenant elects subparagraph(ii), Tenant shall have the right to immediately commence the work necessary and shall have the right to offset against its Basic Rent Payments and all other amounts due Landlord until fully repaid to Tenant the amount incurred by Tenant to bring the Complex up to code and/or to make the necessary repairs/or replacements including all costs associated therewith. In the event the costs incurred by Tenant exceed its total Basic Rent payment and all other amounts due Landlord. Landlord shall reimburse Tenant no later than ten (10) days prior to the end of the First or Second Renewal Term as applicable for all excess costs. Landlord shall cooperate with Tenant. Upon receipt of such Demand Notice, Landlord shall have twenty (20) days to advise Tenant of its response.

(3) Any renewal of this Lease, pursuant to the terms hereof, shall be upon all of the same terms, covenants and conditions as are contained in this Lease, as may have been amended by the parties in the previous term except for an adjustment of Basic Rent, as described above.


                                    ARTICLE 7

                                  COMMON AREAS

      Section 7.1 USE OF COMMON AREAS. Tenant shall have the non-exclusive right, in common with other tenants of the Complex to use of the Common Areas, as hereinafter defined.

      Section 7.2. DEFINITION. The term "Common Areas", shall mean all areas, space, equipment, signs and special services provided by Landlord solely for the common or joint use and benefit of the occupants of the Complex, and their employees, agents, servants, customers or other invitees, including without limitation, parking areas, retaining walls, landscaped areas, common hallways, walks (enclosed or open), common restrooms, including, but not limited to, the restroom located on first floor adjacent to meeting/conference room, meeting rooms numbers 2 and 3, the two (2) board-style conference rooms, and the kitchen/dining area located on first floor adjacent to meeting/conference rooms.

                                   ARTICLE 8

                                LIEN OF LANDLORD

      Section 8.1 LIEN OF LANDLORD. Notwithstanding any provision contained herein to the contrary, Landlord hereby expressly waives any right of lien, including, without limitation, any statutory lien or other right of distraint that may otherwise exist, on all property of Tenant in or upon the

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Premises or otherwise.


                                    ARTICLE 9

                        MECHANIC'S OR CONSTRUCTION LIENS

      Section 9.1 MECHANIC'S LIENS PROHIBITED. Tenant shall not suffer any mechanic's lien claim or construction lien claim to be filed against the Premises or the Complex by reason of work, labor, services or materials performed for or furnished to Tenant or to anyone holding the Premises, or any part thereof, through or under Tenant. If any such mechanic's lien claim or construction lien claim is filed against the Premises or the Complex, Tenant shall remove or discharge same within thirty (30) days after notice or knowledge of the filing thereof, at Tenant's expense. Tenant shall indemnify and hold Landlord harmless from and against all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable counsel fees, resulting therefrom.

      Section 9.2 LANDLORD'S REMEDY FOR TENANT'S BREACH. If Tenant shall fail to remove or discharge any aforesaid mechanic's lien claim or construction lien claim within thirty (30) days after notice or knowledge of the filing of same, then in addition to all other rights of Landlord hereunder or by law upon a default by Tenant, Landlord may, at its option, procure the removal or discharge of same. Reasonable amounts paid by Landlord for such purpose, including all reasonable attorney's fees and other expenses therefor, shall become due and payable by Tenant to Landlord as additional rent, and in the event of Tenant's failure to pay therefor within thirty (30) days after demand, the same shall be added to and be due and payable with the next month's rent.


                                   ARTICLE 10

                                   ALTERATIONS

      Section 10.1 ALTERATIONS. Tenant shall make no material alterations in or to the Premises without Landlord's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), except such consent shall not be required for non-structural alterations, i.e., painting, decorating, installing partitions, floor and wall covering, drop ceilings, light fixtures, plumbing and electrical work, the cost of which do not exceed $100,000 and which do not adversely affect utility services or plumbing and electrical lines, in or to the interior of the Premises. Notwithstanding the foregoing, Tenant shall have the right to make such alterations, renovations and improvements to the Premises, the Common Areas and other proposed tenant spaces of the Complex as set forth on EXHIBIT B, annexed hereto and in accordance with
Section 10.2 below (the "Renovation Work"), it being understood and agreed that Landlord has consented to the Renovation Work.

      Section 10.2    THE RENOVATION WORK. Landlord acknowledges

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that Tenant intends to make the following improvements, renovations and alterations to the Premises, to certain portions of the Common Areas of the Complex and to other proposed tenant spaces of the Complex as set forth on EXHIBIT B and defined above as the "Renovation Work", which improvements shall be made except as may be set forth on EXHIBIT B, at Tenant's cost and expense. All fees costs, expenses, charges and payments, incurred by Tenant and arising out of the Renovation Work and including but in no event limited to all hard construction costs and soft costs (including but not limited to architects, engineers and legal fees) are hereinafter defined as the "Renovation Costs." All Renovation Costs shall be borne solely by the Tenant. Landlord consents to the Renovation Work and agrees to fully cooperate with Tenant with respect to obtaining all governmental approvals required for such work, including, without limitation, supplying to Tenant all surveys, maps, plans etc. in its possession as necessary or desirable for Tenant to perform the Renovation Work, promptly signing all applications, providing access to Tenant to all areas of the Complex as required by Tenant to conduct such Renovation Work, providing access to the Common Areas and other proposed tenant spaces as and when necessary to conduct the Renovation Work. The Renovation Work will be conducted pursuant to applicable codes and applicable permits. Tenant shall be responsible to obtain the certificate of occupancy for the Premises and, if necessary, those portions of the Common Areas that are the subject of the Renovation Work. Tenant shall have no responsibility to obtain the certificate of occupancy for the other proposed tenant spaces regardless of whether Tenant undertook renovation work in such space, nor shall Tenant be responsible to upgrade or renovate other portions of the Complex, in order to obtain the certificate of occupancy for the Common Areas. In such event, Landlord shall be required to undertake at its expense such work. Tenant shall use reasonable efforts not to disrupt utility services to the other tenants of the Complex in connection with its Renovation Work and will provide prior notice to the tenants in the event it must disrupt utility service in connection with its Renovation Work. Unless otherwise agreed to in writing by the parties, and except as otherwise set forth herein, any improvements, alterations and renovations to the Premises by Tenant pursuant to this Section shall remain on the Premises upon the expiration or earlier termination of this Lease, it being expressly agreed that Tenant shall not be liable for any costs in connection therewith, including costs of removal or repairs.

      Section 10.3 OWNERSHIP OF ALTERATIONS. (a) Except as may be set forth herein, all fixtures and all paneling, partitions, railings and like installations, installed in the Premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Premises. Nothing in this Article shall be construed to prevent Tenant's removal of trade fixtures, equipment or moveable office furniture but upon removal of any such items from the Premises, or upon removal of other installations as may be permitted by Landlord, Tenant shall at its expense, repair and restore the Premises to the condition existing prior to installation, and shall repair any damage to the Premises due to such removal.

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      (b) Landlord acknowledges that as part of the Renovation Work, Tenant will be decorating the Conference Rooms with furniture and artwork (collectively the "Furniture"). Such Furniture is and shall continue throughout the Term and any Renewal Terms of this Lease to be owned by Tenant. Landlord shall provide notice to each tenant of the Complex of Tenant's ownership of the Furniture and shall require each tenant in its lease to covenant that it shall use its best reasonable efforts to take good care of the Furniture. Upon expiration or earlier termination of this Lease, Tenant shall have the right, in its discretion, to remove the Furniture from the Conference/Meeting Rooms.

      Section 10.4 PERMITS - APPROVALS - INSURANCE. Tenant shall, before making any alterations, additions, installations or improvements, including the Renovation Work, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and (upon completion) and subject to
Section 10.2 above, obtain certificates of final approval thereof and shall deliver duplicates of all such permits, approvals and certificates to Landlord, and in such event, Tenant or its contractor, as applicable, shall carry, during the performance of such alterations, additions, installations or improvements, including the Renovation Work, such insurance customarily reasonably required in similar circumstances. The work shall be done in a good and workmanlike manner and in compliance with all Laws (as hereinafter defined) and in accordance with the standards, if any, of the Board of Fire Underwriters, or other organizations exercising the functions of a board of fire underwriters the jurisdiction of which includes the Premises.


                                   ARTICLE 11

                          REPAIRS; COMPLIANCE WITH LAWS

      Section 11.1 (a) REPAIRS. Landlord shall at its sole cost and expense be responsible for and shall promptly make all (i) necessary repairs and replacements to the structural elements and exterior of the Complex, the roof, roof membrane, foundations, supports, foundations, steelwork, all mechanical systems, including heating, air conditioning, electrical and plumbing systems, (the mechanical, heating, air conditioning, electrical and plumbing systems are referred to as the "systems"), the parking lots, driveways, walkways, curbing and sidewalks, exterior lighting, elevator and building entrances/exits and (ii) necessary repairs and replacements to the Common Areas. Landlord shall also be responsible, at its sole cost and expense for the periodic (annually, or more often if so required by the Occupational Safety and Health Act) cleaning of the air ducts in the Complex. Landlord represents that as to the systems, it will replace each of the systems, as necessary, at its sole cost and expense, with new fully operational systems and will not continuously attempt to repair such systems. The Landlord shall also be responsible for, at its sole cost and expense, all snow and ice removal from the parking lot, walkways and building entrances. Landlord shall use

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reasonable efforts to minimize interference with Tenant's operations during
Landlord's work to repair or replace. In the event Landlord fails to make any repair or replacement which Landlord is obligated to do under this Article, after receipt of notice from Tenant and a reasonable opportunity to cure, not to exceed fifteen (15) days, then Tenant shall be entitled to offset such amounts from its future Basic Rent payments, until such time as the repair or replacement, as applicable, shall be substantially completed, which set-off shall be apportioned from the sixteenth day after notice of the necessity of the repair or replacement based upon the amount of square footage of the Premises which is unusable to the entire Premises. If Landlord fails to proceed with due diligence to complete any repairs or replacements required to be made, the same may be completed by Tenant at its option and at the expense of Landlord. Landlord shall pay such amount to Tenant within fifteen (15) days of demand by Tenant. In the event Landlord fails to timely make such payment, Tenant may offset such amounts from its future Basic Rent payments under this Lease until such amount is fully reimbursed to Tenant.

      (b) Tenant shall be responsible for all general routine maintenance repairs to the Premises. Tenant shall take good care of the Premises and the fixtures, appurtenances, and systems in the Premises. Tenant shall also repair all damage to the Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class at least equal to that existing immediately prior to the damage requiring repair. If Tenant fails, after thirty (30) days' prior written notice, to proceed to make repairs required to be made by Tenant, the same may be made by Landlord, at Landlord's option, at the expense of Tenant, and the reasonable expenses thereof incurred by Landlord, shall be collectible as additional rent within fifteen
(15) days of written demand therefor.

      Section 11.2    COMPLIANCE WITH LAWS.

(1) Landlord represents that, to the best of its knowledge and belief, the Premises is in compliance with all requirements of all applicable governmental laws, orders, rules, regulations, ordinances or other directives or applicable codes of any nature of all federal, state, county and municipal authorities (collectively, the "Laws") and of Fire Authorities.

(2) Tenant shall, at Tenant's expense, promptly comply with all Laws currently in effect and hereafter enacted governing Tenant's particular manner of use at the Premises (provided however, that such compliance shall not require repairs, installations or additions to the Premises not necessitated by Tenant's particular manner of use).


                                   ARTICLE 12

                               DAMAGE TO PREMISES

      Section 12.1 NOTICE. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

      Section 12.2 PARTIAL DAMAGE. Subject to Section 12.3 hereinbelow and the following sentence, if the Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by Landlord with all reasonable expedition, subject to delays beyond Landlord's reasonable control. If Landlord, in its exercise of reasonable business judgment, determines that insurance proceeds on account of the damage shall not be sufficient for repair or if such proceeds shall not be released in sufficient amount by any mortgage lender, Landlord shall notify Tenant of such determination and Tenant shall have the right to make the necessary repairs, at Tenant's sole cost and expense, which cost and expense Tenant shall have the right to offset against future installments of Rent payable to Landlord, and this Lease will continue. In the event Tenant does not exercise such right, either party shall have the r ight to terminate this Lease in the manner and to the effect as described in Section 12.3 below.

      Section 12.3    SUBSTANTIAL DAMAGE.

      (1) If the Premises is substantially damaged or rendered wholly unusable, whether by casualty or otherwise, or if any damage or casualty results which cannot reasonably be repaired in six months or less, or if said portion of the Premises is damaged so as to render the balance of the Premises unusable for Tenant's permitted use or render the Premises commercially inaccessible, then, in any of such events, Tenant may elect to terminate this Lease by written notice to Landlord given within ninety (90) days after such fire or casualty, specifying a date for the expiration of this Lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term shall expire as fully and completely as if such date were the date set forth above for the expiration of this Lease, and Tenant shall forthwith quit, surrender and vacate the Premises, without prejudice, however, to each party's rights and remedies against the other party under provisions of this Lease in effect prior to such termination and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant within ten (10) days after such termination.

      (2) If any part of the Complex (whether or not the Premises are damaged in whole or in part) shall be so damaged as, in Landlord's reasonable judgment, practically to require demolition of the Complex, then, in any of such events, Landlord may elect to terminate this Lease by written notice to Tenant given within ninety (90) days after such fire or casualty, specifying a date for the expiration of this Lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the Term shall expire as fully and completely as if such date were the date set forth above for the expiration of this Lease, and Tenant shall forthwith quit, surrender and vacate the Premises, without prejudice, however, to each party's rights and remedies against the other party under provisions of this Lease in effect prior to such termination and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant within ten (10) days after such termination.

      (3) Unless either party shall serve a termination notice as hereinabove provided, Landlord shall, subject to the provisions of Section 12.2 hereof, make the repairs and restorations with all reasonable expedition subject to delays beyond Landlord's reasonable control, and this Lease shall continue in full force and effect subject to the provisions of Section 12.4. Notwithstanding the immediately preceding paragraph, in the event that at the time of such damage there shall be less than six months remaining in the Term or any Renewal Term or if the restoration shall be reasonably estimated to take in excess of six (6) months to complete, Tenant shall have the option, upon prior written notice to the Landlord as provided in Article 14 hereof, to terminate this Lease.


      Section 12.4 ABATEMENT OF RENT. In the event of any repair of the Premises as contemplated in this Article 12, Tenant shall be entitled to a reduction of Rent, until such time as the repair shall be substantially completed, which shall be apportioned from the date of the occurrence of the damage according to the part of the Premises which is unusable.


                                   ARTICLE 13

                                 EMINENT DOMAIN

      Section 13.1 TOTAL TAKING. In the event that any public authority or agency holding the power of eminent domain under applicable law shall at any time during the Term condemn, or acquire title in lieu of condemnation of in excess of one-third of the Complex, or such taking, renders, in the reasonable discretion of Tenant, the Premises unusable, this Lease shall terminate and expire as of the date upon which title shall vest in such authority, and Tenant shall pay rent only to the time of such vesting of title.

      Section 13.2    PARTIAL TAKING.

      If there shall be a partial taking or condemnation affecting in excess of ten (10%) percent of the Premises, or if any taking results so as to render the balance of the Premises unusable for Tenant's permitted use or render the Premises commercially inaccessible, then, in any of such events, Tenant may elect to terminate this Lease by written notice to Landlord given within ninety
(90) days after such taking, specifying a date for the expiration of this Lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term shall expire as fully and completely as if such date were the date set forth above for the expiration of this Lease, and Tenant shall forthwith quit, surrender and vacate the Premises, without prejudice, however, to each party's rights and remedies against the other party under provisions of this Lease in effect prior to such termination and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant within ten (10) days after such termination.

(2) If there shall be less than a total taking or condemnation as aforesaid totaling ten (10%) percent or less of the Complex of which the Premises is a part, and which shall not, in Tenant's reasonable opinion, substantially prevent Tenant's use of the Premises for purposes of its business, and if the then applicable zoning and other laws permit restoration of the untaken part of the Premises, this Lease shall thereafter continue as to the untaken part and Tenant shall be entitled to a reduction in the Basic Rent in an amount which bears the same ratio to the Basic Rent payable immediately prior to such condemnation pursuant to this Lease as the value of the untaken portion of the Premises (appraised after the taking and repair of any damage to the Premises pursuant to the terms hereof) bears to the value of the entire Premises immediately before the taking as well as a reduction in Tenant's Proportionate Share of items of additional rent. If such laws shall not permit restoration and/or if such award or proceeds shall be insufficient for purposes of restoration of the Premises, Landlord shall have the right to terminate this Lease upon written notice to Tenant given within ninety (90) days of the taking, which notice shall specify a date for expiration of this Lease not more than sixty (60) days after the giving of such notice. Upon such date specified, this Lease and the Term shall be terminated, to the same effect as if notice of termination were given by Landlord pursuant to Section 12.3 hereinabove.

      Section 13.3    RESTORATION BY LANDLORD.

      (1) If there shall be a partial taking and this Lease shall continue as to the remaining part of the Premises, Landlord, at its own expense and as promptly as practicable, shall restore such remaining part as nearly as may be practicable to its former condition.

      (2) Notwithstanding the immediately preceding paragraph, in the event that at the time of such partial undertaking there shall be less than six months remaining in the Term or any Renewal Term or if the restoration shall be reasonably estimated to take in excess of six (6) months to complete, Tenant shall have the option, upon prior written notice to the Landlord as provided in
Article 14 hereof, to terminate this Lease.

      Section 13.4 AWARD TO LANDLORD. Landlord reserves the right to negotiate with the condemning authority with respect to any proposed condemnation award, and all damages and compensation paid for the taking under the power of eminent domain, whether for the whole or a part of the Premises and whether by agreement or award, shall belong to and be the property of Landlord.

      Section 13.5 INDEPENDENT CLAIM BY TENANT. Anything hereinabove to the contrary notwithstanding, it is understood that Tenant may make such independent claim against the condemning authority as the law may allow with respect to Tenant's moving expenses, relocation expenses, improvements, actual direct losses in tangible personal property and the like.

      Section 13.6 NOTICE TO TENANT. Landlord shall give prompt notice to Tenant of any eminent domain proceedings with respect to the Premises.


                                   ARTICLE 14

                                     NOTICES

      Section 14.1 NOTICES. All notices, statements, demands, consents, approvals, authorizations, offers, agreements, appointments, or designations hereby required or permitted under this Lease shall, unless otherwise specifically provided herein, be given in writing and shall either be personally delivered to a principal of Landlord or Tenant, as the case may be, or sent by United States certified mail, return receipt requested, addressed by the party giving, making or sending the same to the other at the other's address set forth immediately below, or to such other address as either party may designate from time to time by a notice given to the other party. All mailed notices shall be effective three (3) days after depositing same in a post office box regularly maintained by the United States Post Office Department in the State of New Jersey.


                  If to Landlord: Medical Society of New Jersey
                                  Two Princess Road
                                  Lawrenceville, New Jersey 08648
                                  Attn: Paul Weber, Director, Finance &
                                                       Administration
                  With a Copy to: Medical Society of New Jersey
                                  Two Princess Road
                                  Lawrenceville, New Jersey 08648
                                  Attn: Vincent A. Maressa, Esq.

                  If to Tenant:   New Jersey State Medical
                                  Two Princess Road
                                  Lawrenceville, New Jersey 08648
                                  Attn: Cathy Williams, Vice-President

                  With a Copy to: Saiber Schlesinger Satz &
                                  Goldstein, LLC
                                  One Gateway Center, Suite 1300
                                  Newark, New Jersey 07102
                                  Attn: David D'Aloia, Esq.


                                   ARTICLE 15

                               MEMORANDUM OF LEASE

      Section 15.1 MEMORANDUM OF LEASE. At the request of either party the parties shall execute and record a Memorandum of this Lease in the form attached as EXHIBIT C. Tenant shall execute such instrument of discharge or other document in order to discharge any such instrument upon expiration or termination of this Lease.

                                   ARTICLE 16

                                       USE

      Section 16.1    USE.

      (1) The Premises shall be used and occupied by Tenant for general office use in the office space area and for storage of equipment, supplies, shipping and receiving use in the warehouse space area. Tenant shall not use or occupy the Premises or suffer or permit the Premises or any part thereof to be used in any manner which would cause, or be reasonably likely to cause, physical damage to the Premises or the Complex or any part thereof; constitute a public or private nuisance; impair the appearance, character or reputation of the Complex; discharge or cause the discharge of objectionable substances, fumes, vapors or odors or, impair or interfere with the use of the Complex.

      Section 16.2    CERTIFICATE OF OCCUPANCY.

      (1) Landlord represents that to its knowledge, information and belief, at the Commencement Date, the use of the Premises for office use and warehouse use, as applicable does not violate the current certificate of occupancy issued for the Premises, the Complex or any part thereof.

      (2) Landlord shall keep the Complex in first class condition.


                                   ARTICLE 17

                          ASSIGNMENT, SUBLETTING, ETC.

      Section 17.1 ASSIGNMENT, SUBLETTING, ETC. Except as set forth herein, Tenant shall not sell, assign, mortgage, pledge, or, in any manner, transfer or encumber this Lease or any estate or interest hereunder, or sublet the Premises or any part thereof, without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant may, upon notice to Landlord, sublet, all or any portion of, the Premises or assign this Lease, without Landlord's consent, (i) to an affiliate (i.e. any person or entity controlling, controlled by or under common control with Tenant)
(ii) in the event of a merger, consolidation or reorganization with another entity or (iii) the sale of all or substantially all of the assets at stock or other equity interests of Tenant. If any such sale, assignment, mortgage, pledge, transfer, encumbrance or subletting shall be permitted by Landlord, Tenant, nevertheless, shall remain primarily liable for the payment of the Basic Rent and all additional rents, and for the performance of Tenant's other covenants and obligations hereunder. No consent to any assignment of this Lease or subletting of any or all of the Premises shall be deemed or be construed as a consent by Landlord to any further or additional assignment or subletting. In the event of an assignment of this Lease, the assignee shall assume, by written instrument reasonably satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease.


                                   ARTICLE 18

                               LANDLORD'S WARRANTY

      Section 18.1 WARRANTY. Landlord warrants that it has the right to execute, deliver and perform this Lease, and covenants that subject to all matters of public record, there are no covenants, easements, restrictions or liens which would adversely affect Tenant's use of the Premises for the purposes permitted hereunder.


                                   ARTICLE 19

                                 SUBORDINATION

      Section 19.1 SUBORDINATION TO MORTGAGES. Subject to receipt of a non-disturbance, attornment and subordination agreement from the current mortgagee, relative to this Lease in the form attached as EXHIBIT D (the "Non-Disturbance Agreement"), Tenant agrees that this Lease is made and shall be subordinate to the current mortgage which now encumbers the Complex.

      Section 19.2 TENANT'S CERTIFICATE. Tenant shall, within fifteen (15) days of a request by Landlord, at Tenant's cost and expense, execute any reasonable instrument which may be deemed reasonably necessary or desirable by Landlord to confirm such subordination or as otherwise reasonably required for mortgage financing or sale of the Premises, including, but not limited to, the estoppel certificate described in Article 34 hereof, executed and acknowledged to any mortgagee or purchaser, or any proposed mortgage lender or purchaser.

      Section 19.3 NON DISTURBANCE AGREEMENT. Landlord agrees to obtain from any future mortgagee of the Complex an Agreement of Non-Disturbance, similar in form to EXHIBIT D, which Agreement shall provide that in the event of foreclosure of any such future mortgage, the Tenant shall not be joined as a defendant in such proceedings nor shall the Tenant's leasehold estate pursuant to their lease be terminated or disturbed, provided, however, that Tenant shall not be in default under this Lease beyond all applicable notice and cure period, shall agree to attorn the mortgagee, and shall comply with all provisions of this Article 19.


                                   ARTICLE 20

                  RIGHT OF FIRST REFUSAL - SALE OF THE COMPLEX

      Section 20.1 RIGHT OF FIRST REFUSAL. Tenant shall have the right of first refusal to purchase the Complex as hereinafter in this Article set forth which right of first refusal Tenant must exercise upon written notice to Landlord. If at any time during the Term, Landlord shall receive a bona fide offer from a third person for the purchase of the Complex, which offer Landlord shall desire to accept, Landlord shall promptly deliver to Tenant a copy of such offer, and Tenant may, within fifteen (15) business days thereafter, elect to purchase the Complex on the same terms as those set forth in such offer, excepting that Tenant shall be credited, against the purchase price to be paid by the Tenant, with a sum equal to (i) the amount of any brokerage commission, if any, which Landlord shall save by a sale to Tenant; and
(ii) the portion of the Renovation Costs incurred by Tenant and considered to be capital improvements of the building, as set forth on EXHIBIT B. If Landlord shall receive an offer for the purchase of the Complex, which is not consummated by delivering a deed to the offeror, the Tenant's right of first refusal shall remain applicable to subsequent offers. If Landlord shall sell the Complex after a failure of Tenant to exercise its right of first refusal such sale shall be subject to this Lease, and the right of first refusal shall continue and shall be applicable to subsequent sales of the Complex. If any acceptable third party offer to Landlord for the Complex shall include other property, Tenant's right of first refusal shall, at Tenant's election, be either: (a) applicable to the entire property covered by such offer; or (b) applicable to the Complex alone, at a purchase price which shall be that part of the price, offered by the third person, which the value of the Complex shall bear to the value of all the property included in such third party offer.

      If the Complex shall be conveyed to the Tenant under this right of first refusal, any prepaid rent shall be apportioned and applied on account of the purchase price. If any acceptable third party offer to Landlord shall be for part of the Complex, Tenant may elect that: (i) Tenant's right of first refusal shall be applicable thereto (except that the amount of rent to be apportioned, as required by the immediately preceding paragraph, shall be reduced to the fraction thereof which said part of the Complex shall bear to the whole thereof); or (ii) Tenant may purchase the Complex at a purchase price computed by applying to the entire Complex the rate applicable to the part thereof included in said third party offer; or (iii) Tenant may abstain from exercising its right of refusal, in which event Landlord's conveyance of part of the Complex shall be without effect on either this Lease or Tenant's right of refusal.

      Section 20.2 SALE OF COMPLEX TO A THIRD PERSON - RENOVATION COST. If Landlord shall sell the Complex, or a portion thereof, to a third party, after a failure of Tenant to exercise its right of first refusal pursuant to this
Article 20, at the time of the Closing of such sale, Landlord shall pay to Tenant an amount equal to the portion of the Renovation Costs considered to be capital improvements of the building, as set forth on EXHIBIT B, relative to the remaining term of this eight year Lease (i.e., one eighth of the portion of the Renovation Costs considered to be capital improvements of the building,, as set forth on EXHIBIT B, for each year remaining) incurred by the Tenant in connection with the Renovation Work.


                                   ARTICLE 21

                                 INDEMNIFICATION

      Section 21.1 MUTUAL INDEMNIFICATION. Landlord and Tenant each agree to indemnify and hold the other harmless from and against any and all losses, damages, claims, suits, actions, judgments, liabilities and expenses, including without limitation reasonable attorneys' fees (collectively, "Losses"), arising out of, or with respect to: (a) any breach of any warranty or representation or any covenant or agreement of Landlord or Tenant, respectively, under this Lease; or (b) any injury to, or death of, persons and/or any damage to, or destruction of, property, on or about the Premises and attributable to the negligence or misconduct of Landlord or Tenant, respectively, or their respective officers, employees, agents, contractors or except for any such breach, any injury or death or any damage or destruction arising out of, or with respect to, the negligence or misconduct of the indemnified party, or any of its officers, employees, agents, contractors or as otherwise specifically provided in this Lease; provided, however, that the indemnification obligation created by this
Article 21 shall be expressly conditioned upon the party seeking indemnification
(i) delivering to the other party prompt notice of any event giving rise to such indemnification obligation and (ii) providing such other party the opportunity to defend itself from and against any Losses.


                                   ARTICLE 22

                              DEFAULTS AND REMEDIES

      Section 22.1 TENANT'S DEFAULTS. If Tenant (i) defaults in the payment of Basic Rent or any additional rent or sum herein reserved and fails to cure the default within ten (10) days from the date of receipt of written notice of such default or (ii) abandons the Premises, or (iii) if Tenant fails to comply with any of the other covenants or conditions of this Lease and fails to cure such default within thirty (30) days after the receipt of written notice of such default specifying the default (provided, however, if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be in default, provided Tenant commences to cure such default within said thirty day period and diligently proceeds to completion) then at the expiration of said ten (10) days or said thirty (30) days, as the case may be, Landlord may (a) cancel and terminate this Lease upon ten (10) days' written notice to Tenant (whereupon the Term shall terminate and expire, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided) and/or (b) at any time thereafter re-enter and resume possession of the Premises as if this Lease had not been made.

      Section 22.2 RE-ENTRY BY LANDLORD. If this Lease shall be terminated or if Landlord shall be entitled to re-enter the Premises and dispossess or remove Tenant under the provisions of Section 22.1 (either or both of which events are hereinafter referred to as a "Termination"), Landlord or Landlord's agents or servants may immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, firms or corporations, and all or any of its or their property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by peaceable re-entry, without being liable to indictment, prosecution or damages therefor, and may repossess and enjoy the Premises, including all additions, alterations and improvements thereto.

      Section 22.3 EFFECT OF TERMINATION. In case of Termination, the Basic Rent and all other charges required to be paid by Tenant hereunder shall thereupon become due and shall be paid by Tenant up to the time of the Termination. Upon a Termination, Landlord shall use its best efforts to re-let the Premises, in whole or in part in Landlord's reasonable discretion, either in its own name or as Tenant's agent, for a term or terms which, at Landlord's option, may be for the remainder of the then current Term, or for any longer or shorter period.

      Section 22.4    DAMAGES. In addition to the payments required by Section
22.3 hereinabove, Tenant shall be obligated to, and shall, pay to Landlord upon demand and at Landlord's option, damages in an amount which, at the time of Termination, is equal to the excess, if any, of the present value, discounted at a reasonable rate, of the then present amount of the installments of Basic Rent reserved hereunder, for the period which would otherwise have constituted the unexpired portion of the then current Term, over the then present rental value of the Premises for such unexpired portion of the then current Term

      Section 22.5 FAILURE TO RE-LET. Provided Landlord has expended its best efforts to such effect, Landlord shall in no event be liable for failure to re-let the Premises. Tenant shall pay for Landlord's fees and costs of collection, including reasonable attorney's fees, and other costs and expenses incurred to re-let the Premises.


      Section 22.6 SUCCESSIVE SUITS. Suit or suits for the recovery of damages hereunder, or for any installments of Rent, may be brought by Landlord from time to time at its election, and nothing herein contained shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated under the provisions of this Lease, or under any provision of law, or had Landlord not re-entered into or upon the Premises.

      Section 22.7 OTHER REMEDIES. In addition to the foregoing, Landlord shall have the right, at its election, to pursue all other rights and remedies to which Landlord is entitled at law or equity.

      Section 22.8 LATE FEE. Landlord, at its option, in addition to any and all remedies available to it, shall have the right to charge a fee for payment of Basic Rent received later than the fifteenth (15th) day after said rent was due, which fee shall be three percent (3%) per month of the amount of such overdue rent.


                                   ARTICLE 23

                                   BANKRUPTCY

      Section 23.1 BANKRUPTCY, INSOLVENCY, ETC. This Lease is subject to the limitation that whenever Tenant (a) shall make a general assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States Code) or any similar order or decree under any federal or state law, now in existence, or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within sixty (60) days after entry, or (c) shall cause, suffer, permit, or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharge of his duties within sixty (60) days of his appointment then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term or Renewal Term, as applicable, at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 21.


                                   ARTICLE 24

                            UTILITIES; OTHER SERVICES

      Section 24.1    UTILITIES.

      (1) Tenant shall pay all charges for electric and gas usage supplied to the Premises. Landlord and Tenant acknowledge that the electric and gas usage are separately metered and that Tenant shall pay directly to the utility the cost of such electric and gas usage.

      (2) Tenant's use of electric current shall not exceed the capacity of existing feeders to the Premises or the risers or wiring installation, and Tenant may not use any electrical equipment which, will overload such installations or interfere with the use thereof by other tenants of the Complex; provided, however, that Tenant may, at Tenant's expense, install additional risers provided that such will not interfere with the use by other tenants of the Complex.

      Section 24.2 WATER SERVICE - TRASH REMOVAL. Landlord shall supply and be responsible for (i) lavatory and tap water and (ii) trash removal for the Premises all, at no cost to Tenant. These services are included in the calculation of Basic Rent.

      Section 24.3    OTHER SERVICES.

      (1) Tenant shall be responsible for obtaining, at its costs and expense, a telephone provider/telecommunications/cable system servicing the Premises.

      (2) Tenant shall be responsible for, at its expense, the maintenance cost of the security system servicing in the Premises.

      (3) Tenant shall be responsible for providing at its cost and expense cleaning services for the Premises.

      (4) Landlord shall be responsible for cleaning all Common Areas of the Complex at no cost to Tenant.

      (5) Tenant shall be responsible for the management of the landscaping of the Complex, provided however, Tenant shall only be responsible for its Proportionate Share of the cost of landscaping services for the Complex. Landlord shall be responsible for the cost and all other amounts incurred for landscaping at the Complex. Tenant shall have the right, at its cost and expense, to provide upgraded landscaping to the entrances of the Complex.


                                   ARTICLE 25

                               ACCESS TO PREMISES

      Section 25.1 LANDLORD'S RIGHT OF ACCESS. Tenant shall permit Landlord or its agents to enter the Premises during business hours on not less than twenty-four (24) hours prior written notice, during the Term or any Renewal Term, for the purpose of inspecting or showing the Premises to persons wishing to purchase the same and, during the aforesaid hours on the aforesaid notice, within six (6) months prior to the expiration of the Term or of any Renewal Term, to persons wishing to rent same, except if Tenant has sent notice to Landlord exercising Tenant's right of first refusal ("Tenant's Notice"). Tenant shall, upon its being given notice of Landlord's desire or intent to sell the Premises and/or within six (6) months prior to the expiration of the Term or any Renewal Term, except if Tenant has sent a Tenant's Notice to Landlord, permit the usual notice of "To Let", "For Rent" and "For Sale" to be placed at reasonable locations at the exterior of the Complex, upon or adjacent to the Premises and remain thereon without hindrance and molestation. Landlord shall also have the right, but not the obligation, to enter the Premises at reasonable times to run utility lines, conduits, ducts and the like, over, under or through the Premises, to cure defaults of Tenant, which have extended beyond the applicable notice and cure periods, and to address emergencies, to perform any act or thing which Landlord may be obligated or have the right to do under this Lease or otherwise to service the Premises and/or any other part of the Complex, and to make repairs to the Premises and to the Complex, provided that Landlord shall exercise reasonable best efforts to minimize interference of any such activities on Tenant's operations and should such activities prevent Tenant's use of a portion of the Premises, Tenant shall be entitled to a reduction of Basic Rent, until such time as the activity shall be substantially completed, which shall be apportioned from the day of the commencement thereof according to the part of the Premises which is unusable.

                                   ARTICLE 26

                                      SIGNS

      Section 26.1 ERECTION OF SIGNS. Subject to Landlord's prior approval, Tenant shall have the right to place a sign on the exterior of the Complex displaying Tenant's name. Tenant shall also have the right, to erect signs in the parking lot, at the curbs, at its private entrances and at internal building locations, which locations shall be in Tenant's reasonable discretion. All signs shall comply with applicable governmental rules and regulations, and Tenant shall remove such signs at the expiration of the Term or sooner termination of this Lease, as the case may be.

      Section 26.2 REPAIR OF DAMAGE. Tenant shall be responsible for any damage caused to the Premises by the erection or maintenance on the Premises of said signs, and any damage so caused shall be repaired at Tenant's cost and expense.


                                   ARTICLE 27

                                    BROKERAGE

      Section 27.1 BROKERAGE. Landlord and Tenant represent that no broker was instrumental in consummating this Lease transaction. Each party warrants to the other that in the event of a claim by any broker or person for commissions on account of representing such party to this transaction, such party shall indemnify and hold the other harmless from that claim, including attorneys' fees incurred in connection with the defense against any claim, action, demand or suit.


                                   ARTICLE 28

                                QUIET ENJOYMENT

      Section 28.1 QUIET ENJOYMENT. Upon the payment of the Rent and upon the due performance of all the terms, covenants and conditions herein contained on Tenant's part to be kept and performed, Tenant shall and may at all times during the Term and Renewed Term, as applicable peaceably and quietly enjoy the Premises, subject to the terms of this Lease.


                                   ARTICLE 29

                                   [Reserved].



                                   ARTICLE 30

                                   ATTORNMENT

      Section 30.1 ATTORNMENT. Subject to receipt of the Non-Disturbance Agreement from the current mortgagee of the Complex relative to this Lease and to the provisions of Section

19.3 relative to future mortgagees, Tenant agrees, in the event of a sale, transfer or assignment, or sale and leaseback, of Landlord's interest in the Complex or any part thereof including the Premises, or in the event any proceedings are brought for the foreclosure of or for the exercise of any power of sale under any mortgage constituting a lien upon the Complex or any part thereof including the Premises, to attorn to and to recognize such transferee, purchaser, or mortgagee, as Landlord under this Lease, or, in the case of a sale-leaseback, to continue to recognize Landlord as its lessor under this Lease. The foregoing provisions of this Section shall be self-operative and no further instrument shall be required to give effect to said provisions. Tenant, however, agrees, at the request of the party to which it has attorned, and at no cost to Tenant, to execute, acknowledge and deliver from time to time, reasonable instruments acknowledging such attornment, and to execute such other documents, as may reasonably be requested by such party.


                                   ARTICLE 31

                                   END OF TERM

      Section 31.1 CONDITION OF PREMISES. On the last day of the Term, or the Renewal Term, or the earlier termination of the Term, Tenant shall peaceably and quietly leave, surrender and deliver the Premises to Landlord, together with all alterations, changes, additions and improvements, which may have been made upon the Premises, except as otherwise provided in Section 10.1 hereof, all of the foregoing to be surrendered in good repair, order and condition, reasonable use, wear and tear, and damage by fire or other casualty excepted, and free of occupants and subtenants.

      Section 31.2 COST OF REPAIR. At or prior to the termination of this Lease, Tenant shall remove its personal property and Tenant shall pay or cause to be paid the cost of repairing or remedying any material damage caused thereby. All property not so removed shall, after giving Tenant prior written notice and a reasonable opportunity to cure be deemed abandoned and may either be removed by Landlord, at the cost and expense of Tenant, and retained by Landlord as its property or disposed of, without accountability, at the cost and expense of Tenant, in such manner as Landlord may see fit exercising reasonable judgment as to incurrence of reasonable cost to Tenant in connection with any of the foregoing actions.


                                   ARTICLE 32

                               GENERAL PROVISIONS

      Section 32.1 NO WASTE. Tenant covenants not to do or suffer any waste or damage, or injury to the Premises or to the fixtures and equipment therein.

      Section 32.2 PARTIAL INVALIDITY. If any term or provision of this Lease or the application thereof to any party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to parties or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. Section 32.3 NO WAIVER. One or more waivers by either party of the obligation of the other to perform any covenant or condition shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition.

      Section 32.4 NUMBER AND GENDER. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

      Section 32.5 SUCCESSORS AND ASSIGNS. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the respective parties and their successors and assigns.

      Section 32.6 ARTICLE AND SECTION HEADINGS. The article and sectional headings and any other headings or captions used herein are intended for convenience in finding the subject matters, and are not to be used in determining the intent of the parties to this Lease.

      Section 32.7 ENTIRE AGREEMENT. This instrument contains the entire agreement between the parties relating to the Premises and no oral statements or representations or prior written matter not contained or referred to in this instrument shall have any force or effect as to the Premises. This Lease shall not be modified in any way or terminated by mutual agreement except by a writing executed by both parties.

      Section 32.8 OBLIGATIONS ALSO COVENANTS. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

      Section 32.9 COST OF PERFORMING OBLIGATIONS. Unless otherwise specified, the respective obligations of the parties to keep, perform and observe any terms, covenants or conditions of this Lease shall be at the cost and expense of the party so obligated.

      Section 32.10 REMEDIES CUMULATIVE. The specified remedies to which the Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord or Tenant may be lawfully entitled in case of any breach or threatened breach of any provision of this Lease.

      Section 32.11 HOLDING OVER. If Tenant holds over after the expiration of the Term or earlier termination of this Lease, and if Tenant is not otherwise in default hereunder, such holding over shall not be deemed to create an extension of the Term or Renewal Term as applicable, but such occupancy shall be deemed to create a month-to-month tenancy on the same terms and conditions (except as the same may be then inapplicable) as are in effect on the date of said expiration or earlier termination.

The Basic Rent for such month-to-month tenancy shall be 150% of the monthly Basic Rent for the month prior to the commencement of the holding over.

      Section 32.12 FORCE MAJEURE. The period of time during which either party hereto is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, labor difficulties, strikes, lockouts, civil commotion, acts of God or of the public enemy, governmental prohibitions or pre-emptions, embargoes, inability to obtain materials or labor by reason of governmental regulations or prohibitions, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act, and neither party shall be liable to the other or in default under this Lease as the result thereof. The provisions of this Section shall not apply to or in any manner extend or defer the time for any obligations to make payment of monies required of either party hereunder.

      Section 32.13 GOVERNING LAW. The interpretation and validity of this Lease shall be governed by the substantive law of New Jersey.

      Section 32.14 WAIVER OF JURY TRIAL. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and any emergency statutory or any other statutory remedy.

      Section 32.15 RULES AND REGULATIONS. Landlord may from time to time promulgate reasonable rules and regulations for the health, safety and welfare of all tenants of the Complex and which rules and regulations shall apply uniformly to all tenants of the Complex and shall not conflict with this Lease, and Tenant agrees that such rules and regulations shall, upon notice to Tenant, be incorporated herein as if fully set forth.

      Section 32.16 ADDITIONAL RENT. Any and all monetary obligations of Tenant hereunder which are payable to Landlord shall, for purposes of Landlord's rights upon nonpayment thereof and for all other purposes for which the same shall be relevant, be deemed in all respects to be additional rent payable hereunder, subject to the same duties and obligations and the same remedies of Landlord for the nonpayment of the Basic Rent.

      Section 32.17 TENANTS ACCESS TO PREMISES. Tenant shall have access to the Premises on a twenty-four hour per day/seven-day per week basis.


                                   ARTICLE 33

                    LANDLORD'S DEFAULT AND TENANT'S REMEDIES

      Section 33.1 LANDLORD'S DEFAULT AND TENANT'S REMEDIES. In the event of any failure by Landlord to perform any term, condition, covenant or obligation of this Lease on the part of Landlord to be performed within thirty (30) days after the date on which Landlord receives from Tenant Notice specifically describing such failure, Tenant (in addition to all other rights and remedies to which Tenant may be entitled under this Article, elsewhere hereunder or at law or in equity) may cure such default by Landlord on behalf of, and at the sole cost and expense of, Landlord, and Landlord shall reimburse Tenant for its costs and expenses in connection therewith within thirty (30) days after Tenant's delivery to Landlord of an invoice therefor, failing which Tenant may offset such costs and expenses against any future Basic Rent payments, payable by Tenant hereunder.



                                   ARTICLE 34

                              ESTOPPEL CERTIFICATES

      Section 34.1 ESTOPPEL CERTIFICATES. Each of the parties agrees at any time and from time to time, within ten (10) days after a request by the other party therefor, to execute, acknowledge and deliver a statement certifying (a) as to the date which shall be deemed to be the Commencement Date hereunder (b) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (c) the date to which the Rent has been paid, and
(d) whether or not to the best knowledge of such party (i) the other party is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default, (ii) either party is holding any funds under this Lease in which the other has an interest (and, if so, specifying the party holding such funds and the nature and amount thereof), and (iii) there is any amount then due and payable to one party to the other, it being intended that such statement delivered pursuant to this Article may be relied upon by such party and, in the case of Landlord, by any mortgagee, any prospective purchaser or assignee of Landlord's interest in this Lease or the mortgagee's interest in any mortgage, and by any prospective mortgagee of the Premises, the Complex or any part thereof, and, in the case of the Tenant, by any lender or by any prospective subtenant or assignee of Tenant's interest in this Lease.


                                   ARTICLE 35

                                     PARKING

      Section 35.1 PARKING. Tenant, it's licensees and invitees shall be entitled to full access to and use of the parking facilities designated on EXHIBIT E hereof, at no expense to Tenant, and may at all times during the Term and any Renewal Term, as applicable peaceably and quietly enjoy use thereof, subject to the terms of this Lease.


                                   ARTICLE 36

                             ENVIRONMENTAL PROVISION

      Section 36.1    HAZARDOUS AND TOXIC CONDITIONS .

      (1) Landlord warrants and represents for the benefit of Tenant that to the best of Landlord's knowledge, neither the Premises nor the Complex, of which the Premises are part, contain any material classified as toxic or hazardous under applicable federal, state and local laws, ordinances and requirements of governmental authorities with competent jurisdiction, including, but in no event limited to asbestos or any asbestos containing material. If a toxic or hazardous condition not caused by Tenant is discovered on the Premises, then (i) Landlord shall: (a) promptly give Tenant written notice of such condition; and (b) immediately cause such toxic or hazardous condition to be cleaned up and brought into compliance with applicable laws, ordinances and requirements of governmental authorities with competent jurisdiction and (ii) Landlord agrees to indemnify Tenant pursuant to the provisions of Article 21 hereof against any Losses as defined in Article 21 incurred by Tenant arising out of any such toxic or hazardous condition.

      (2) Tenant shall maintain the Premises and its operations at the Premises in compliance with all federal, state and local laws, ordinances, rules, regulations, policies and guidelines regarding the environment, human health or safety (herein "Environmental Laws"). If any hazardous or toxic substances are used at the Premises by Tenant, Tenant shall keep, maintain and dispose of same as required by law. If a toxic or hazardous condition is discovered on the Premises and is caused by Tenant, then (i) Tenant shall: (a) promptly give Landlord written notice of such condition; and (b) promptly cause such toxic or hazardous condition to be cleaned up and brought into compliance with applicable laws, ordinances and requirements of governmental authorities with competent jurisdiction and, (ii) Tenant agrees to indemnify Landlord pursuant to the provisions of Article 21 hereof against any Losses defined in Article 21 incurred by Landlord arising out of any such Tenant caused toxic or hazardous condition.

      (3) Each party agrees to obtain and deliver to the other, at its expense, within fifteen (15) days (or such period of time as reasonably practicable) after written request by such other party to Tenant, any reasonable information, affidavit, or writing, reasonably required by such party in order to enable such party to comply with any environmental or similar laws.

      Section 36.2 PRIOR USAGE OF PROPERTY . Landlord warrants and represents for the benefit of Tenant that to the best of its knowledge, there has not been any storage, treatment, recycling or disposal of hazardous waste or hazardous substances at the Complex and there has been no release of hazardous waste or hazardous substances and the Complex does not contain any underground or above ground storage tanks and related piping.

      Section 36.3    INDUSTRIAL SITE RECOVERY ACT, N.J.S.A. 13:1K-6 ET SEQ.
                      ("ISRA")

      (1) Tenant represents that its use as an office is currently not subject to ISRA and Tenant shall not operate any business at the Premises which is subject to ISRA. In the event in the future Tenant's operations at the Premises is subject to ISRA, if Tenant's actions are the cause of triggering ISRA, then Tenant shall comply with ISRA with respect to the Premises to the extent of any environmental conditions caused by the Tenant.

      (2) In the event Landlord's actions trigger ISRA, Landlord represents that Landlord shall be responsible to comply with ISRA, with respect to the Premises, provided Tenant shall cooperate with Landlord in its compliance and further provided that Tenant shall be responsible for any environmental conditions caused by Tenant.

      (3) Tenant shall, at Tenant's own expense, obtain a letter of non-applicability from the New Jersey Department of Environmental Protection ("DEP") prior to termination of the Term or Renewal Term as applicable or upon any other event potentially triggering ISRA and shall promptly provide Tenant's submission and the DEP's exemption letter to Landlord.


                            [SIGNATURES ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the first day of October, 2000.



Witness or Attest:                                      LANDLORD:
                                             MEDICAL SOCIETY OF NEW JERSEY


                                             ------------------------------
                                             By:
                                                ---------------------------
                                                      Name:
                                                      Title:



                                             TENANT:
                                             NEW JERSEY MEDICAL
                                             UNDERWRITERS, INC.


                                             ------------------------------
                                             By:
                                                ---------------------------
                                                      Name:
                                                      Title:

                                   EXHIBIT A

                                  The Premises

                              (Floor Plan Omitted)

                                    EXHIBIT B

                               The Renovation Work

The Renovation Work may include, but is not limited to the demolition and modification of existing and installation of new HVAC equipment, plumbing modifications, installation of partitions and doors, ceilings and lighting, new floor materials (e.g. carpeting), painting/staining of certain surfaces, and modification and installation of electrical and electronic lines. All of the foregoing is more particularly described on the plans and specs prepared by Hiller, and attached hereto as EXHIBIT B-1.

Following is a breakdown of the areas to be renovated and the responsibility of cost of the Renovation Work.

UNIT               FURNITURE PLAN - FIRST FLOOR - SEE EXHIBIT B-2

                              [FLOOR PLAN OMITTED]

1A          NJSMU rental space - no Renovation Work.

1B NJSMU rental space - to be renovated - Renovation Work to be planned by Hillier and paid for by NJSMU.

1C NJSMU & MSNJ mailroom - to be renovated by NJSMU and Renovation Work to be paid for by NJSMU.

1D Warehouse - NJSMU rents the 1568 s.f; Academy of Medicine rents the 400 s.f. No Renovation Work.

1E NJSMU rental space - to be renovated -Renovation Work to be planned by Hillier and paid for by NJSMU.

1F Conference rooms to be renovated by NJSMU. Renovation Work to be paid for by NJSMU. Furniture and artwork to be supplied and paid for by NJSMU. These conference rooms are for common use by all tenants.

1G, H, I common areas No Renovation Work

                   FURNITURE PLAN - SECOND FLOOR - SEE EXHIBIT B-2

                              [FLOOR PLAN OMITTED]

2A NJSMU rental space - renovations to be performed and paid for by NJSMU.

2B Academy of Medicine rental space - renovations to be planned by Hillier and paid for as follows: MSNJ to pay for security and NJSMU to pay for the balance of the Renovation Work.

                                   EXHIBIT B-1

                            Plans and Specifications


                              (Floor Plan Omitted)

                                   EXHIBIT B-2

                     Architectural Floor Plan - First Floor

                              [FLOOR PLAN OMITTED]

                                       and
                     Architectural Floor Plan - Second Floor

                              [FLOOR PLAN OMITTED]

                                    EXHIBIT C

                               MEMORANDUM OF LEASE


         This is a Memorandum of Lease dated as of October 1, 2000, by and between Medical Society of New Jersey, private non-profit corporation, with an address at Two Princess Road, Lawrenceville, New Jersey 08648 (the "Landlord") and New Jersey State Medical Underwriters, Inc., a corporation of the State of New Jersey (the "Tenant") with an office at Two Princess Road, Lawrenceville, New Jersey 08648.

         Landlord and Tenant hereby state and confirm, as a matter of public record, the following:

         1. Landlord is the owner of the land and building located at Two Princess Road, Lawrenceville, New Jersey and as more particularly described on SCHEDULE A (the "Complex").

         2. On October 1, 2000, the Landlord and Tenant entered into a Lease ("Lease") whereby Landlord demised to Tenant 45,787 square feet of space in the Complex, together with the right in common with other tenants of the Complex to use the Common Areas, as such term is defined in the Lease (the "Premises).

         3. The term of the Lease is three (3) years commencing on October 1, 2000 and expiring on September 30, 2003.

         4. Tenant has the right, pursuant to Article 6 of the Lease, to renew the Lease for an additional two (2) year term and thereafter for an additional three (3) year term.

         5. Tenant has the right of first refusal to purchase the Complex pursuant to Article 20 of the Lease.

         IN WITNESSES WHEREOF, Landlord and Tenant have executed this Memorandum of Lease, the date and year first above written.

             WITNESS:                       MEDICAL SOCIETY OF NEW JERSEY


                                            By:
    --------------------------                 --------------------------
                                                          Name:
                                                         Title:



             WITNESS:                NEW JERSEY STATE MEDICAL UNDERWRITERS, INC.


                                            By:
    --------------------------                 --------------------------
                                                          Name:
                                                         Title:

STATE OF NEW JERSEY        )
                           ) SS:
COUNTY OF_____________     )


         BE IT REMEMBERED, That on this ____ day of _______________, 2001, before me, the subscriber, __________________________ of New Jersey personally appeared ______________________, who is the ________________ for Medical Society
of New Jersey, and who I am satisfied is the Landlord mentioned in the within Instrument, to whom I first made known the contents thereof, and thereupon he/she acknowledged that on behalf of Medical Society of New Jersey , he/she signed, sealed and delivered the same as its voluntary act and deed, for the uses and purposes therein approved.

                                                     -----------------------
                                                     Notary Public




STATE OF NEW JERSEY        )
                           ) SS:
COUNTY OF_____________     )


         BE IT REMEMBERED, That on this ____ day of _______________, 2001, before me, the subscriber, ___________of New Jersey personally appeared ______________________, who is the ________________ for New Jersey State Medical
Underwriters, Inc., and who I am satisfied is the Tenant mentioned in the within Instrument, to whom I first made known the contents thereof, and thereupon he/she acknowledged that on behalf of New Jersey State Medical Underwriters, Inc., he/she signed, sealed and delivered the same as their voluntary act and deed, for the uses and purposes therein approved.


                                                     -----------------------
                                                     Notary Public

                                    EXHIBIT D

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

         THIS AGREEMENT, made and entered into as of the ___ day of _______, 2000 by and between ____________________, a national banking institution (hereinafter called "Mortgagee"), Medical Society of New Jersey, a private non-profit corporation (hereinafter called "Lessor"), and New Jersey State Medical Underwriters, Inc., New Jersey corporation (hereinafter called "Lessee");

                              W I T N E S S E T H:

         WHEREAS, by a written lease dated as of October 1, 2000 (hereinafter called the "Lease"), Lessee has leased from Lessor certain premises described in the Lease (the "Premises"), which are part of a facility comprised of the land and buildings thereon located in the Township of Lawrence, County of Mercer and State of New Jersey more particularly described in SCHEDULE A attached hereto; and

         WHEREAS, Mortgagee is the holder of that certain Mortgage and Security Agreement, dated _____________________, made by Lessor to Mortgagee, encumbering, among other things, the Premises (the "Mortgage"); and

         WHEREAS, Lessee, Lessor and Mortgagee have agreed to the following with respect to their mutual rights and obligations pursuant to the Lease and the Mortgage;

         NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by each party to the other and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

(1) Lessee's interest in the Lease and all rights of Lessee thereunder shall be and are hereby declared subject and subordinate to the Mortgage upon the Premises and its terms, and the term "Mortgage", as used herein shall also include any amendment, supplement, modification, renewal or replacement thereof.

(2) In the event of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, provided that Lessee shall not then be in default beyond any grace period under the Lease, Lessee shall not be made a party in any action or proceeding to remove or evict Lessee or to disturb its possession, nor shall the leasehold estate of Lessee created by the Lease be affected in any way, and the Lease shall continue in full force and effect as a direct lease between Lessee and Mortgagee.

(3) After the receipt by Lessee of notice from Mortgagee of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, Lessee will thereafter attorn to and recognize Mortgagee, or any purchaser from Mortgagee, at any foreclosure sale or otherwise as its substitute Lessor, and having thus attorned, Lessee's possession shall not thereafter be disturbed provided, and so long as, Lessee shall continue to timely pay all rentals under the Lease and otherwise observe and perform the covenants, terms and conditions of the Lease.

(4) Except as specifically provided for in the Lease, Lessee shall not prepay any of the rents under the Lease more than one month in advance except with the prior written consent of Mortgagee.

(5) In no event shall Mortgagee be liable for any act or omission of Lessor, nor shall Mortgagee be subject to any offsets or deficiencies which Lessee may be entitled to assert against Lessor as a result of any act or omissions of Lessor occurring prior to Mortgagee's obtaining possession of the Premises.

(6) Notwithstanding anything contained in the Mortgage, the provisions of Articles 12 and 13 of the Lease shall control as to restoration, and application of proceeds, following fire, casualty or eminent domain, as the case may be.

(7) This Agreement and its terms shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation, any purchaser at any foreclosure sale.


         IN WITNESS WHEREOF, this Agreement has been fully executed under seal on the day and year first above written.


                                    [                            ] Mortgagee
                                     ----------------------------

                                    By
                                      ----------------------------

                                    Medical Society of New Jersey

                                    By:
                                       --------------------------------
                                            Name:
                                            Title:



                                    New Jersey State Medical Underwriters, Inc.


                                    By:
                                       --------------------------------
                                            Name:
                                            Title:

STATE OF NEW JERSEY        )
                           )  ss:
COUNTY OF                  )

         BE IT REMEMBERED, that on this ___ day of ________ 2001 before me, the subscriber, personally appeared ________________, who, I am satisfied, is the person who signed the within instrument as ___________________ of _________________________, the ___________________ named therein and he/she thereupon acknowledged that the said instrument made by the ____, was signed and delivered by him/her as such officer and is the voluntary act and deed of the ____, made by virtue of authority from its Board of Directors.


                                                     Notary Public




STATE OF NEW JERSEY        )
                           )  ss:
COUNTY OF                  )

         BE IT REMEMBERED, that on this ___ day of________ 2001, before me, the subscriber, personally appeared ___________________, who, I am satisfied, is the person who signed the within instrument as a _________________________, of Medical Society of New Jersey named therein and he/she thereupon acknowledged that the said instrument made by the ______________, was signed and delivered by him/her as such ________________ and is the voluntary act and deed of the non-profit corporation, made by virtue of authority from its Board of Directors.

                                                     -------------------------
                                                     Notary Public




STATE OF NEW JERSEY        )
                           )  ss:
COUNTY OF                  )

         BE IT REMEMBERED, that on this ___ day of_______ 2001, before me, the subscriber, personally appeared _________________, who, I am satisfied, is the person who signed the within instrument as _______________________ of New Jersey State Medical Underwriters, the corporation named therein and he/she thereupon acknowledged that the said instrument made by the corporation, was signed and delivered by him/her as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.


                                                     -------------------------
                                                     Notary Public

                                    EXHIBIT E

                               Parking Facilities




                              [FLOOR PLAN OMITTED]